                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

         Date of Report (Date of earliest event reported) June 29, 1995


                          Barrett Resources Corporation
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                  1-13446                84-0832476
- ----------------------------    ----------------       --------------------
(State or other jurisdiction    (Commission File       (IRS Employer
 of incorporation)               Number)                Identification No.)


      1125 Seventeenth Street, Suite 2400, Denver, Colorado    80202
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     (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code (303) 297-3900
                                                          --------------
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Item 5. Other Events
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        On June 29, 1995, the Registrant issued the following press release:

"FOR IMMEDIATE RELEASE                               CONTACT:  Donald H. Stevens
 ---------------------                                            Laura M. Wolfe
                                                                   (303)297-3900

                    BARRETT #8 CAVE GULCH WELL TEST RESULTS


Denver, Colorado, June 29, 1995 - Barrett Resources Corporation (NYSE: BRR) announced today the results of its third offset well to the Barrett #1 Cave Gulch well, the Barrett #8 Cave Gulch well in the Wind River Basin of Wyoming.

This well was drilled to a depth of 7,326 feet. A short-term production test was taken through 130 feet of perforations from 4,604 - 4,872 feet. The well flowed natural gas at a rate of 11.9 million cubic feet of gas per day through a 30/64" choke. Barrett has a 94 percent working interest in this well. The well is currently shut-in waiting on pipeline hookup that is anticipated within two weeks.

Barrett Resources Corporation is a Denver-based independent natural gas and oil exploration and production company that is also involved in gas gathering, marketing and trading activities. The Company's stock is traded on the New York Stock Exchange under the symbol BRR."


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 30, 1995              BARRETT RESOURCES CORPORATION



                                   By: /s/ JOHN F. KELLER
                                       ------------------
                                       John F. Keller
                                       Executive Vice President


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